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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  January 4, 2002
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                                   ECOGEN INC.
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             (Exact name of registrant as specified in its charter)



           Delaware                     1-9579                 22-2487948
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 (State or Other Jurisdiction of     (Commission            (I.R.S. Employer
  Incorporation or Organization)     File Number)          Identification No.)



         2000 West Cabot Boulevard, #170, Langhorne, Pennsylvania 19047
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               (Address of Principal Executive Offices)         (Zip Code)



     Registrant's telephone number, including area code  (215) 757-1590
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Item 5. Other Events

     On December 20, 2001, Ecogen Inc. (the "Company") signed a Letter of Understanding with Certis USA, LLC ("Certis"), a subsidiary of Mitsui & Co., for the sale of certain assets relating to the Company's Bt bio-pesticide business and the Company's insecticidal nematode business including, but not limited to the Company's CryMax , Lepinox, Condor, Raven, Bti technical and HB nematode product lines.

     The assets to be sold would include all technology and know-how related to the business, (Bt bio-pesticide and insecticidal nematode) including strain libraries for bio-pesticide uses, product registration, trademarks, patents or licenses and certain fixed assets.

     In connection with the Letter of Understanding, the Company has agreed to a standstill relating to transactions involving the foregoing business for a period ending February 28, 2002. The Letter of Understanding is subject to satisfactory negotiation and documentation of all necessary contracts, completion of due diligence, all necessary corporate and other consents and government approvals. There can be no assurance that a definitive agreement will be entered into or consummated.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ECOGEN INC.



                             By: /s/ James P. Reilly, Jr.
                                ---------------------------------------------
                                Name:  James P. Reilly, Jr.
                                Title: Chairman and Chief Executive Officer



Date: January 7, 2002